SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BioDelivery Sciences International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 23, 2009

To the Stockholders of BioDelivery Sciences International, Inc.:

BioDelivery Sciences International, Inc. (the “Company”) is pleased to send you the enclosed notice of the 2009 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 11 a.m. on Thursday, July 23, 2009 at the Hilton Garden Inn, Raleigh-Durham Airport, 1500 RDU Center Drive, Morrisville, NC 27560.

The items of business for the Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about June 23, 2009.

Your vote is important—please date, sign and return your proxy card in the enclosed envelope (or vote online per the enclosed instructions) as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at (919) 582-9050.

Sincerely yours,

Francis E. O’Donnell, Jr., M.D.

Chairman of the Board of Directors

BioDelivery Sciences International, Inc.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE (OR VOTE ONLINE PER THE ENCLOSED DIRECTIONS) IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

801 Corporate Center Drive, Suite #210

Raleigh, North Carolina 27607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, July 23, 2009

The 2009 Annual Meeting of Stockholders (the “Meeting”) of BioDelivery Sciences International, Inc. (the “Company”) will be held at 11 a.m. on Thursday, July 23, 2009, at the Hilton Garden Inn, Raleigh-Durham Airport, 1500 RDU Center Drive, Morrisville, NC 27560, for the following purposes:

1.	To approve an amendment to the Company’s Amended and Restated 2001 Incentive Plan to increase the number of shares of Company common stock reserved for issuance under such plan from 3,500,000 to 6,000,000 (Proposal 1);

2.	To elect Francis E. O’Donnell, Jr., M.D. as a Class I director to serve for a three-year term that expires at the 2012 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified (Proposal 2);

3.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry, Bekaert & Holland, L.L.P as the Company’s independent auditors for the fiscal year ending December 31, 2009 (Proposal 3); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached proxy statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting. If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.voteproxy.com. You may also have access to the materials for the Meeting by visiting the website http://proxy.bdsinternational.com.

The Board of Directors unanimously recommends a vote “for” the approval of each of the proposals to be submitted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James A. McNulty, CPA

Secretary, Treasurer and Chief Financial Officer

Raleigh, North Carolina

June 23, 2009

BIODELIVERY SCIENCES INTERNATIONAL, INC.

801 Corporate Center Drive, Suite #210

Raleigh, North Carolina 27607

919-582-9050

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, July 23, 2009, 11 a.m.

Hilton Garden Inn

Raleigh-Durham Airport, 1500 RDU Center Drive, Morrisville, NC 27560

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which our Board of Directors would like you, as a stockholder, to vote at our annual meeting of the stockholders, which will take place on Thursday, July 23, 2009 at 11 a.m. local time at the Hilton Garden Inn, Raleigh-Durham Airport, 1500 RDU Center Drive, Morrisville, NC 27560.

This proxy statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about June 23, 2008 to all stockholders of record entitled to vote at the annual meeting.

In this proxy statement, we refer to BioDelivery Sciences International, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $.001 per share (“Common Stock”), on June 17, 2009 (the “Record Date”) may attend and vote at the Meeting. Each share is entitled to one vote. There were 20,592,812 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Beneficial Ownership of Principal Stockholders, Officers, and Directors” on page 30 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Mark A. Sirgo, our President and Chief Executive Officer, and/or James A. McNulty, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we think that it is a good idea to complete and return your proxy card before the annual meeting date just in case your plans change. If a proposal comes up for vote at the annual meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on: (i) an amendment to the Company’s Amended and Restated 2001 Incentive Plan to increase the number of shares of Common Stock reserved for issuance under such plan from 3,500,000 to 6,000,000, (ii) the election of our Class I director, Dr. Francis E. O’Donnell, Jr., M.D., to a term of three (3) years, and (iii) the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2009. We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

How do I vote?

(1)	You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the annual meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for an amendment to our Amended and Restated 2001 Incentive Plan to increase the number of shares of Common Stock reserved for issuance under such plan from 3,500,000 to 6,000,000;

•	for Dr. O’Donnell, our current Chairman of the Board, as nominee for the one (1) Class I director of our Board of Directors;

•	to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	according to the best judgment of either Dr. Sirgo or Mr. McNulty, if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2)	You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your shares in street name, you must bring to the annual meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)	You may vote online.

If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder (i.e., if you have a share certificate issued in your name), you may cast your vote by visiting www.voteproxy.com. You may also have access to the materials for the Meeting by visiting the website http://proxy.bdsinternational.com. When voting online, you will be asked to input a company number and an account number provided on your proxy card, which will grant you access to online voting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards (or voting online using the applicable company and account numbers) to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the annual meeting or;

•	attending the annual meeting and voting in person

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the annual meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the annual meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders.

How many votes are required to adopt an amendment to the Amended and Restated 2001 Incentive Plan to increase the shares authorized for issuance thereunder from 3,500,000 to 6,000,000?

The affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of Common Stock entitled to vote are required to adopt the proposed amendment to our Amended and Restated 2001 Incentive Plan to increase the shares authorized for issuance thereunder from 3,500,000 to 6,000,000.

How many votes are required to elect Dr. O’Donnell as a Class I Director?

The affirmative vote of a plurality of the votes cast at the meeting of the stockholders by the holders of shares of Common Stock entitled to vote in the election are required to elect Dr. O’Donnell as a Class I Director.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of Common Stock entitled to vote are required to ratify Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2009.

How many votes are required to approve other matters that may come before the stockholders at the annual meeting?

An affirmative vote of a majority of the votes cast at the annual meeting is required for approval of all other items being submitted to the stockholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting.

Who can help answer my questions?

You can contact our Secretary and Chief Financial Officer, Mr. James A. McNulty, at (813) 864-2562 or by sending a letter to Mr. McNulty at offices of the Company at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606 with any questions about proposals described in this proxy statement or how to execute your vote.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

801 Corporate Center Drive, Suite #210

Raleigh, North Carolina 27607

919-582-9050

PROXY STATEMENT

INTRODUCTION

2009 Annual Meeting of Stockholders

This Proxy Statement is being furnished to holders of shares of common stock, $.001 par value (the “Common Stock”) of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the 2009 Annual Meeting of Stockholders of the Company (the “Meeting”). The Meeting is to be held at 11 a.m. on Thursday, July 23, 2009 at Hilton Garden Inn, Raleigh-Durham Airport, 1500 RDU Center Drive, Morrisville, NC 27560 and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board of Directors has fixed the close of business on June 17, 2009 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about June 23, 2009.

Proposals to be Submitted at the Meeting

At the Meeting, Stockholders will be acting upon the following proposals:

1.	To approve an amendment to the Company’s Amended and Restated 2001 Incentive Plan to increase the number of shares of Common Stock reserved for issuance under such plan from 3,500,000 to 6,000,000 (Proposal 1);

2.	To elect Francis E. O’Donnell, Jr., M.D. as a Class I director to serve for a three-year term that expires at the 2012 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified (Proposal 2);

3.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry, Bekaert & Holland, L.L.P as the Company’s independent auditors for the fiscal year ending December 31, 2009 (Proposal 3); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 801 Corporate Center Drive, Suite #210, Raleigh, North Carolina 27607. The Company’s telephone number at such address is (919) 582-9050.

Information Concerning Solicitation and Voting

As of the Record Date, there were 20,592,812 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. To be elected, the nominee named in Proposal 2 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of such director, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1, 2, and 3.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSAL 1

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2001 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER

Description of Proposed Amendment

On June 1, 2009, the Board of Directors unanimously approved an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2001 Stock Incentive Plan (the “Plan”) to increase the number of shares of Common Stock reserved and available for issuance under the Plan from 3,500,000 to 6,000,000, such amendment to be effective upon approval by the Company’s stockholders. The full text of the proposed Plan, as amended, is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board of Directors deems necessary and advisable to effect the increase in the number of shares of Common Stock reserved and available for issuance under the Plan. Stockholders are being asked to approve the Plan Amendment.

Text of the Plan Amendment

The text of the Plan Amendment pertaining to the amended sections is as follows:

“4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be SIX MILLION (6,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares, or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option or Restricted Share Agreement subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.”

Vote Required

The approval of the Plan Amendment to increase the number of shares of Common Stock reserved and available for issuance under the Plan will be made upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers non-votes will have no effect on the outcome. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry knowledge, and to provide incentives to such personnel and members that are linked directly to increases in stockholder value, and will therefore, inure to the benefit of all stockholders of the Company. Eligible recipients of awards under the Plan include employees, directors, consultants and advisors of the Company.

Currently, awards (consisting solely of options to purchase shares of Common Stock) issued under the Plan total 3,886,857 shares of Common Stock and there are therefore no shares of Common Stock reserved and available for issuance under the Plan. All proposed issuances of options heretofore granted (representing a maximum aggregate of 879,975 options) which are in excess of the 3,006,882 shares currently available for issuance under the Plan (taking into consideration 493,118 shares underlying options previously exercised) were issued to the holders thereof conditioned upon approval by stockholders of the Plan Amendment, and such issuances will be revoked if this proposal is not approved.

The Board of Directors has determined to increase the number of shares of Common Stock reserved and available for issuance under the Plan because the current number of shares is insufficient for the purposes of the

Plan as stated above and for the Company’s growth and hiring plans. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock available for issuance under the Plan. If the Plan Amendment is approved, the total number of shares of Common Stock available for issuance under the Plan will stand at 2,113,143. This will provide the Company with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan (which may consist of deferred stock, restricted stock or options to purchase shares of Common Stock) may have the effect of diluting future earnings per share and book value per share of the Company, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. This is especially true as the Plan, as amended, provides that all options outstanding immediately prior to a “Change in Control” of the Company (as defined in the Plan) shall immediately become fully vested and exercisable. Holders of the Common Stock have no preemptive or other subscription rights.

The Plan, as amended, would cover a total of 6,000,000 shares of Common Stock (currently 3,500,000 shares). Options may be awarded during the ten-year term of the Plan to employees of the Company (including employees who are directors), consultants who are not employees and other affiliates of the Company as defined below. The Plan provides for the grant of options intended to qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options which are not Incentive Stock Options (“Non-Statutory Stock Options”) and restricted shares of Common Stock.

Only qualified employees of the Company or its subsidiaries (currently approximately 22 persons) may be granted Incentive Stock Options. Affiliates of the Company, defined as employees of the Company, members of the Company’s Board of Directors, or persons associated with the Company in such other capacity or relationship such as consultants or others as may be permitted by the Board of Directors, may be granted Non-Statutory Stock Options or restricted shares.

The compensation committee of the Board of Directors administers the Plan, selects the persons to whom options or restricted stock are granted and fixes the terms of any options granted under the Plan. The exercise date of an option granted under the Plan will be fixed by the compensation committee of the Board of Directors, but may not be later than ten years from the date of grant. Options may be exercised in such installments as are fixed by the compensation committee of the Board of Directors.

Options issued under the Plan are not transferable other than by will or the laws of descent and distribution, although they may be exercised during the grantee’s lifetime by his/her legal representative if he/she becomes incapacitated. All options must be exercised within three months (3) after termination of the grantee’s affiliation with the Company, except that Non-Statutory Stock Options shall remain outstanding: (i) for their entire term (A) following termination due to death or (B) with respect options held by a director who retires in good standing, and (ii) for a period of one year following termination due to permanent disability.

The exercise price of Incentive Stock Options granted under the Plan must be at least equal to the fair market value of the Common Stock, as determined by the Board of Directors, on the date of grant. Non-Statutory Stock Options may be granted at exercise prices not less than 100% of the fair market value of the Common Stock on the date of the grant. In the case of options granted to an employee who at the time of grant possessed more than 10% of the total combined voting power of all classes of stock of the Company, in the case of Incentive Stock Options and Non-Statutory Stock Options, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of the grant. The Board of Directors is authorized to determine, in its discretion, the exercise price of other options, including any options that may be regranted to employees after their original grant has lapsed unexercised.

The Plan provides for automatic adjustment to the number of shares of Common Stock issuable upon exercise of options granted under the Plan to reflect stock dividends, stock splits, reorganizations, mergers and various other transactions occurring after the date of grant. Payment for shares purchased upon exercise of an option must be made in cash or, at the Board of Directors’ discretion, by delivery of shares of Common Stock of the Company, or by a combination of such methods.

The Company’s Board of Directors may at any time amend or revise the terms of the Plan, except that no such amendment or revision may be made without the approval of the holders of a majority of the Company’s outstanding capital stock, voting together as a single class, if such amendment or revision would (a) increase the number of shares which may be issued under the Plan (other than changes in capitalization), (b) increase the maximum term of options, (c) decrease the minimum option price, (d) permit the granting of options to anyone not included within the Plan’s eligible categories, (e) extend the term of the Plan or (f) materially increase the benefits accruing to eligible individuals under the Plan.

The Plan contains the following terms and conditions required in order to permit treatment of the options granted thereunder as incentive stock options: (i) all incentive stock options must be expressly designated as such at the time of grant and (ii) if any person to whom an incentive stock option is granted owns, at the time of the grant of such option, Common Stock possessing more than 10% of the combined voting power of all classes of the Company, then (a) the purchase price per share of the Common Stock subject to such option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant and (b) the exercise period shall not exceed five years from the date of grant.

Directors are eligible to participate in our Plan. The Plan provides for an initial grant of an option to purchase up to 30,000 shares of Common Stock to each director upon first joining our Board of Directors and subsequent grants of options to purchase 30,000 shares upon each anniversary of such director’s appointment and an additional 15,000 option grant for serving as Lead Director. Additionally, directors will be granted 15,000 options for each committee chairmanship and 7,500 options for each committee membership. Such options are granted at an exercise price equal to the fair market value of the Common Stock on the grant date and immediately vest.

Federal Income Tax Consequences

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an Incentive Stock Option. Instead, a participant will recognize taxable income with respect to an Incentive Stock Option only upon the sale of Common Stock acquired through the exercise of the option (“ISO Stock”). The exercise of an Incentive Stock Option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the “Grant Date”) and one year from the date the option was exercised (the “Exercise Date”), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a “Disqualifying Disposition”), then any gain will be treated as ordinary compensation income to the extent that it does not exceed the gain that the participant would have realized had he sold the shares immediately upon exercise of the option and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a Non Statutory Stock Options. A participant who exercises a Non-Statutory Stock Options, generally, will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have taxable income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company. The Company will be entitled to a deduction in connection with a grant of a stock option only in the event and to the extent ordinary income is recognized by the participant. Any such deduction will be allowed to the Company for its taxable year within which ends the taxable year in which the participant’s recognition of ordinary income occurs. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Once income associated with such a grant is recognizable to a participant for Federal income tax purposes, the participant must either pay to the Company an amount sufficient to satisfy any federal, state and local taxes required to be withheld or make alternative arrangements acceptable to the Company.

The foregoing summary is not a complete description of all tax aspects of the Plan. The foregoing relates only to Federal income taxes; there may be other Federal tax consequences associated with the Plan, as well as foreign, state and local tax consequences.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(*) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	3,006,882	$3.81	—
Equity compensation plans not approved by security holders	879,975	$2.87	—
Total	3,886,857	$3.60	—

*	Currently, awards (consisting solely of options to purchase shares of Common Stock) issued under the Plan total 3,886,857 shares of Common Stock and, therefore, there are no shares of Common Stock reserved and available for issuance under the Plan. All proposed issuances of options heretofore granted (representing a maximum aggregate of 879,975 options) which are in excess of the 3,006,882 shares currently available for issuance under the Plan (taking into consideration 493,118 shares underlying options previously exercised) were issued to the holders thereof conditioned upon approval by stockholders of the Plan Amendment, and such issuances will be revoked if this proposal is not approved.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Mark A Sirgo, Pharm.D., President, Chief Executive Officer and Director	$325,334	180,160
Andrew L Finn, Pharm.D., Executive Vice President of Product Development	$48,960	40,670
James A McNulty, Chief Financial Officer, Secretary and Treasurer	$272,343	130,552
Raphael J Mannino, Ph.D, Executive Vice President and Chief Scientific Officer	$43,680	33,039
Executive Group	$619,317	384,421
Non-Executive Director Group	$105,595	103,809
Non-Executive Officer Employee Group	$505,862	391,745

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2001 INCENTIVE PLAN.

PROPOSAL 2

ELECTION OF CLASS I DIRECTOR

Introduction

The Board of Directors currently consists of three classes of directors, with Class I currently consisting of Francis E. O’Donnell, Jr., M.D., Class II currently consisting of John J. Shea and Mark A. Sirgo, and Class III currently consisting of William B. Stone and William S. Poole. The term of the Class II directors will expire on the date of the 2010 annual meeting of stockholders and the term of the Class III directors will expire on the date of the 2011 annual meeting of stockholders.

At the Meeting, stockholders will be asked to elect Francis E. O’Donnell, Jr., M.D., as a Class I Director (the “Nominee”), to hold office until the 2012 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

It is the intention of the persons named in the enclosed proxy to vote to elect the Nominee, an incumbent director who has consented to serve if elected. If some unexpected occurrence should make necessary, in the discretion of the Board of Directors, the substitution of some other person for the Nominee, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board of Directors.

Directors and Executive Officers

Listed below are the names of the directors, executive officers and significant employees of the Company, their ages as of June 18, 2009 and positions held:

Name	Age	Position(s) Held
Francis E. O’Donnell, Jr., M.D.	59	Chairman of the Board and Class I Director
Mark A. Sirgo, Pharm.D.	55	President, Chief Executive Officer and Class II Director
James A. McNulty	58	Chief Financial Officer, Secretary and Treasurer
William B. Stone	66	Lead Director and Class III Director
John J. Shea	82	Class II Director
William S. Poole	62	Class III Director

There are no family relationships between any director, executive officer or significant employee.

None of the Company’s directors or executive officers have been involved, in the past five years, in a fashion material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any “Certain Legal Proceedings,” more fully detailed in Item 401(d) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Francis E. O’Donnell, Jr., M.D., age 59, has been our Chairman of the Board and a Director since March 29, 2002. Dr. O’Donnell has previously served as our President and Chief Executive Officer. In January 2005, he relinquished the title of President and in August 2005 he relinquished the title of Chief Executive Officer. For more than the last six years, Dr. O’Donnell has served as managing director of The Hopkins Capital Group, an affiliation of limited liability companies which engage in private equity and venture capital investing in disruptive technologies in healthcare. He is a co-founder and chairman of RetinaPharma Technologies, Inc. He serves as Chairman and CEO of Accentia Biopharmaceuticals, Inc., a holding company with commercialization assets representing a vertically-integrated platform for specialty pharmaceuticals and biologics. Dr. O’Donnell is a graduate of The Johns Hopkins School of Medicine and received his residency training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. Dr. O’Donnell is a former professor and Chairman of the

Department of Ophthalmology, St. Louis University School of Medicine. Dr. O’Donnell holds 34 U.S. Patents. Dr. O’Donnell is the 2000 Recipient of the Jules Stein Vision Award sponsored by Retinitis Pigmentosa International. He is a trustee of the Health Careers Foundation and of St. Louis University.

Mark A. Sirgo, Pharm.D., age 55, has been our President and Chief Executive Officer since July 2005. He joined our company in August 2004 as Senior Vice President of Commercialization and Corporate Development upon our acquisition of Arius Pharmaceuticals (“Arius”), of which he was a co-founder and Chief Executive Officer. He has also served as our Executive Vice President, Corporate and Commercial Development and our Chief Operating Officer. Dr. Sirgo has more than 20 years of experience in the pharmaceutical industry, including 16 years in clinical drug development; 7 years in marketing, sales, business development and 5 years in executive management. Prior to his involvement with Arius from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc., (NASDAQ:PPDI) a leading contract service provider to the pharmaceutical industry. Dr. Sirgo serves on the Board of Salix Pharmaceuticals (Nasdaq:SLXP), a specialty pharmaceutical company specializing in gastrointestinal products. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

James A. McNulty, age 58, has served as our Secretary, Treasurer and Chief Financial Officer on a part time basis (estimated to constitute approximately 50% of his time) since October 2000. Beginning January 1, 2008, his position is full-time. Mr. McNulty has, since May 2000, also served as Chief Financial Officer of Hopkins Capital Group, an affiliation of limited liability companies which engage in venture activities. Hopkins Capital Group is owned and controlled by Dr. Francis E. O’Donnell, Jr. Mr. McNulty also serves as the Treasurer and Corporate Secretary of Accentia Biopharmaceuticals, Inc., a holding company with commercialization assets representing a vertically-integrated platform for specialty pharmaceuticals and biologics, and through December 31, 2007 as Chief Financial Officer for Biovest International, a majority-owned subsidiary of Accentia. Mr. McNulty has performed accounting and consulting services as a Certified Public Accountant since 1975. He co-founded Pender McNulty & Newkirk, which became one of Florida’s largest regional CPA firms, and was a founder/principal in two other CPA firms, McNulty & Company, and McNulty Garcia & Ortiz. He served as CFO of Star Scientific, Inc. from October 1998 to May 2000. From June 2000 through January 2002 he served as CFO/COO of American Prescription Providers, Inc. He is a published co-author (with Pat Summerall) of Business Golf, the Art of Building Relationships on the Links. Mr. McNulty is a graduate of University of South Florida, a licensed Certified Public Accountant, and is a member of the American and Florida Institutes of CPA’s.

William B. Stone, age 66, is a member of our Board of Directors and is our Lead Director. For thirty years, until his retirement in October 2000, Mr. Stone was employed with Mallinckrodt Inc. For the last twenty years of his career, he held positions of Vice President and Corporate Controller and Vice President and Chief Information Officer for 16 years and 4 years, respectively. Mr. Stone is a graduate of the University of Missouri-Columbia where he earned BS and MA degrees in accounting, and is a Certified Public Accountant.

John J. Shea, age 82, is a member of our Board of Directors. He is currently the head of his own firm of J. Shea Inc. and has also been a Quality Systems Adviser with Quintiles, a private consulting firm. Mr. Shea has been employed at J. Shea Inc. since 1989. Mr. Shea has also served in the capacity of Director of Quality Assurance and was responsible for the implementation of quality assurance procedures in a number of public companies. From 1987-1989, he served as Director of Quality Assurance at NeoRx Corporation. Mr. Shea was also the Director of Corporate Quality Assurance at Hexcel Corporation from 1980-1987. Mr. Shea has also served as the quality assurance person for other companies, including Teledyne Relays, Ortho Diagnostics, Inc. and Bio Reagents & Diagnostics, Inc. Mr. Shea earned a B.S. in Chemistry at Bethany College.

William S. Poole, age 62, is a member of our Board of Directors. He has extensive experience in the biopharmaceutical and medical device industries for over thirty years. From 1972 to early 1996, Mr. Poole worked for Lederle Laboratories, a Division of American Cyanamid Company. During his 24-year career at Cyanamid, Mr. Poole held positions of increasing responsibility and held the position of World-Wide Division President of the Medical Device Division when Wyeth acquired Cyanamid in 1995. He later served as President, North American Pharmaceuticals, of Novo Nordisk Pharmaceuticals, and also as President of Biovail Pharmaceuticals. In both of these companies, Mr. Poole was instrumental in aggressively growing revenue, building a solid management team and dramatically improving profitability. As President of these firms, Mr. Poole had total P&L responsibility and directly oversaw vice presidents in charge of manufacturing, research & development, sales, legal, marketing, finance, regulatory and human resources functions. In recent years, Mr. Poole has acted as a private consultant and, until his appointment to the board, Mr. Poole served as a member of the Commercial Advisory Board of our subsidiary, Arius. Currently, Mr. Poole is Acting President/CEO of Spherics, Inc., a biotechnology company focusing on unique delivery mechanisms of certain drugs for the treatment of CNS diseases. In addition Mr. Poole is a Board Member of Accentia BioPharmaceuticals Inc., and is Chairman of the Compensation Committee.

Director Independence

We believe that William B. Stone, John J. Shea, and William S. Poole qualify as independent directors for Nasdaq Stock Market purposes. This means that our Board of Directors is composed of a majority of independent directors as required by the rules of the Nasdaq Stock Market.

Meetings of the Board of Directors

The Board of Directors met in person and telephonically ten times during 2008 and also acted by unanimous written consent. It is the Company’s policy that all directors must attend all meetings, barring extenuating circumstances. Dr. O’Donnell was present at seventy-five (75%) percent or more of the Board of Directors meetings held during his tenure as a member of the Board of Directors.

Board Committees

Our Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance. The aforementioned Committees (as well as our Lead Director) each operates under a charter that has been approved by the board.

Audit Committee

Our Board of Directors has an Audit Committee, composed of William B. Stone, John J. Shea and William S. Poole, all of whom are independent directors as defined in accordance with section 3(a)(58)(A) of the Exchange Act and the rules of the Nasdaq Stock Market. Mr. Stone serves as chairman of the committee. The Board of Directors has determined that Mr. Stone is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met six times during 2008. Each member of the Audit Committee was present at all of the Audit Committee meetings held during such director’s tenure as a member of the Audit Committee. The Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter and performs several functions. The Audit Committee evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor. The Audit Committee approves the plan and fees for the annual audit, performs a review of quarterly reports, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor. The Audit Committee monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law. The Audit Committee reviews the financial statements to be included in our Annual Report on Form 10-K and reviews with management and the independent auditor the results of the annual audit and our quarterly financial statements. In addition, the Audit Committee oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board. The Audit Committee provides oversight assistance in connection with legal and ethical compliance programs established by management and the board, including Sarbanes-Oxley implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee composed of William S. Poole, John J. Shea and William B. Stone. Mr. Shea serves as the chairman of the committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. The Nominating and Corporate Governance Committee was formed in May of 2004 and met one time in 2008. The Nominating and Corporate Governance Committee has a charter. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o the Company, Attn: James A McNulty. There are no minimum qualifications for consideration for nomination to be a director of the Company. The nominating committee will assess all director nominees using the same criteria. All of the current nominees to serve as directors on our Board of Directors have previously served in such capacity. During 2008, we did not pay any fees to any third parties to assist in the identification of nominees. During 2008, we did not receive any director nominee suggestions from stockholders.

Compensation and Investment Committees

Our Board of Directors also has a Compensation Committee, which, either alone or in conjunction with the full board, as the case may be, reviews or recommends the compensation arrangements for our management and employees. The Compensation Committee also administers the Plan. The Compensation Committee has a charter and is composed of three members: John J. Shea, William B. Stone and William S. Poole, who acts as chairman of this committee. The compensation committee met four times during 2008.

Our Board of Directors also has an investment committee, which either alone or in conjunction with the full board, as the case may be, reviews or recommends the investment arrangements for our company. The members of the investment committee are Dr. Francis E. O’Donnell and William B. Stone. The investment committee as such did not meet during 2008.

Lead Director

On July 26, 2007, our Board of Directors created the position of Lead Director. Our Board of Directors designated William B. Stone, an existing director, as our Lead Director. Pursuant to the charter of the Lead Director, the Lead Director shall be an independent, non-employee director designated by our Board of Directors who shall serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and to perform such other duties as are specified in the charter or as our Board of Directors may determine.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2008, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons, except that one Form 5 was filed on February 11, 2009 by Mark A. Sirgo, our President and Chief Executive Officer, covering several small transactions as defined in SEC Rule 16a-6, which acquisitions were not previously reported on a timely basis.

Code of Ethics

We have adopted a code of ethics that applies to all employees, as well as each member of our Board of Directors. Our code of ethics is posted on our website, and we intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, www.bdsinternational.com.

Audit Committee Report*

The audit committee of the Board of Directors (the “Committee”) during 2008 was composed of three directors: William B. Stone, William S. Poole and John J. Shea, each of whom was “independent” as defined by the rules of the Nasdaq Stock Market. Mr. Stone serves as chairman of the committee. The Board of Directors has adopted a written Audit Committee Charter, which was filed as Appendix A to the Company’s 2003 Proxy Statement, and was updated in January 2009.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal controls. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Committee’s responsibility is to oversee all aspects the financial reporting process on behalf of the Board of Directors. The responsibilities of the Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Committee has discussed with the independent auditor the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent auditor to the Committee, the Committee recommended (and the Board of Directors approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Committee and the Board of Directors have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Audit Committee of the Board of Directors

/s/ William B. Stone

/s/ William S. Stone

/s/ John J. Shea

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act.

Executive Compensation

The following table sets forth all annualized compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2008 and 2007. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(12)	Option Awards ($)(12)	Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark A. Sirgo, Pharm.D. President, Chief Executive Officer and Director	2008	$301,920		$150,000	0	$119,288	$30,516	(1)	0	$22,871	(3)	$624,595
	2007	$286,169		0	0	$1,522,035	$44,770	(2)	0	$32,404	(4)	$1,885,378

Andrew L. Finn, Pharm.D. Executive Vice President of Product Development	2008	$244,800		$120,000	0	$96,720	0		0	$18,259	(5)	$479,779
	2007	$236,941		0	0	$383,897	0		0	$9,838	(6)	$630,677

James A. McNulty Chief Financial Officer, Secretary and Treasurer	2008	$202,252		$100,000	0	$69,696	0		0	$26,475	(7)	$398,423
	2007	$114,400		0	0	$380,033	0		0	$17,714	(8)	$512,147

Raphael J. Mannino, Ph.D Executive Vice President and Chief Scientific Officer	2008	$222,768	(11)	0	0	$43,681	0		0	$20,532	(9)	$286,981
	2007	$218,026	(11)	0	0	$40,580	$44,770	(2)	0	$11,726	(10)	$315,102

(1)	The compensation disclosed in this item is comprised of 30,000 stock options granted as compensation for serving as a director.
(2)	The compensation disclosed in this item is comprised of 20,000 stock options granted as compensation for serving as a director.
(3)	Includes: Vacation payout of $4,554, $6,817 of health insurance premiums paid and 401(k) matching of $11,500 paid in 2008.
(4)	Includes: Vacation payout of $21,154 and 401(k) matching of $11,250 paid in 2007.
(5)	Includes: $6,759 of health insurance premiums paid and 401(k) matching of $11,500 paid in 2008.
(6)	Includes: 401(k) matching of $9,838 paid in 2007.
(7)	Includes: Vacation payout of $2,640, $12,335 of health insurance premiums paid and 401(k) matching of $11,500 paid in 2008.
(8)	Includes: Vacation payout of $11,243 and 401(k) matching of $6,291 paid in 2007.
(9)	Includes: Car allowance of $6,500, $8,569 of health insurance premiums paid and 401(k) matching of $5,463 paid in 2008.
(10)	Includes: Car allowance of $6,500 and 401(k) matching of $5,226 paid in 2007.
(11)

Includes $120,000, which funds were reimbursed by us to the University of Medicine and Dentistry of New Jersey during 2007 and 2008 (pursuant to a contractual arrangement) for services rendered by Dr. Mannino to such university.

(12)

The amounts included in these columns are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 31, 2008 and December 31, 2007, and thus include amounts from option awards granted in and prior to the indicated year. Pursuant to SEC rules, the amounts in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating these dollar amounts, see Note 1 to our audited financial statements included in this Report for the fiscal years ended December 31, 2008 and December 31, 2007, each as filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise. During the fiscal year ended December 31, 2008, there were no option award forfeitures related to service-based vesting conditions.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors, or key employees. All directors and officers have executed confidentiality and non-compete agreements with us.

The following is a description of our current executive employment agreements:

Mark A. Sirgo, Pharm.D., President and Chief Executive Officer—On August 24, 2004, Dr. Sirgo executed a three-year employment agreement to be our Senior Vice President of Commercial and Corporate Development and the

President of Arius at an annual salary of $175,000. Dr. Sirgo also received a signing bonus in the amount of $31,177 at the signing of this agreement. He was subsequently promoted three times and now holds the position of President and Chief Executive Officer of our company.

On February 22, 2007, Dr. Sirgo’s employment agreement was amended to: (i) make it renewable for consecutive one year terms after August 24, 2007 unless written notice is given by either party at least 30 days prior to the end of the applicable term and (ii) increase Dr. Sirgo’s annual salary to $260,000, which will be adjusted to $296,000 per annum at such time as we engage in any asset sale, royalty sale, bank loan, joint venture/partnering funding, or debt and or equity financing which yields gross proceeds of $5 million or greater. Such adjustment occurred in May 2007. Dr. Sirgo is eligible for a discretionary annual bonus of up to 50% of his base salary.

We may terminate Dr. Sirgo’s employment agreement without cause and Dr. Sirgo may resign upon 30 days advance written notice. We may immediately terminate Dr. Sirgo’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Sirgo’s employment for any reason, Dr. Sirgo will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Sirgo is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Sirgo terminates his employment for Good Reason (as defined in the employment agreement), Dr. Sirgo is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Sirgo will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 2. In addition, Dr. Sirgo’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Sirgo’s death or disability.

Dr. Sirgo’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Andrew L. Finn, Pharm.D., Executive Vice President of Product Development—On August 24, 2004, Dr. Finn executed a three-year employment agreement to be our Senior Vice President of Product Development and the Senior Vice President and Chief Operating Officer of Arius at an annual salary of $175,000. He was subsequently promoted and now holds the position of Executive Vice President of Product Development of our company. Dr. Finn also received a signing bonus in the amount of $28,092 at the signing of this agreement.

On February 22, 2007, Dr. Finn’s employment agreement was amended to: (i) make it renewable for consecutive one year terms after August 24, 2007 unless written notice is given by either party at least 30 days prior to the end of the applicable term and (ii) increase Dr. Finn’s annual salary to $228,800, which will be adjusted to $240,000 per annum at such time as we engage in any asset sale, royalty sale, bank loan, joint venture/partnering funding, or debt and or equity financing which yields gross proceeds of $5 million or greater. Such adjustment occurred in May 2007. Dr. Finn is eligible for a discretionary annual bonus of up to 50% of his base salary.

We may terminate Dr. Finn’s employment agreement without cause and Dr. Finn may resign upon 30 days advance written notice. We may immediately terminate Dr. Finn’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Finn’s employment for any reason, Dr. Finn will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Finn is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Finn terminates his employment for Good Reason (as defined in the employment agreement), Dr. Finn is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Finn will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, Dr. Finn’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Finn’s death or disability.

Dr. Finn’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement, except that if Dr. Finn’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

James A. McNulty, CPA, Chief Financial Officer, Secretary and Treasurer—Through December 31, 2007 he served as part-time CFO, devoting approximately 50% of his time to our company. Beginning January 1, 2008, Mr. McNulty devotes substantially all of his time to our company. He has an employment agreement with us (which was amended on August 31, 2002, and subsequently amended again in June 2003) for a base salary of $185,000, reduced to $110,000 in June 2003 and then increased to $114,400 in February 2007 concurrently with Mr. McNulty’s entry into his new employment agreement described below. Mr. McNulty’s employment agreement, dated February 22, 2007, is for a term of one year ending on February 22, 2008 and is subject at the end of that term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. Mr. McNulty is also employed part-time as Secretary/Treasurer of Accentia Biopharmaceuticals, Inc. Under the terms of the agreement, Mr. McNulty received base salary in 2008 of $198,000 per year and a target bonus of up to 50% of his base salary.

We may terminate Mr. McNulty’s employment agreement without cause and Mr. McNulty may resign upon 30 days advance written notice to the other party. We may immediately terminate Mr. McNulty’s employment agreement for Good Cause (as defined in the employment agreement). Upon the termination of Mr. McNulty’s employment for any reason, Mr. McNulty will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. McNulty is terminated during the term of his employment agreement other than for Good Cause (as defined in the employment agreement), or if Mr. McNulty terminates his employment for Good Reason (as defined in the employment agreement), Mr. McNulty is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Mr. McNulty will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, the employment agreement will terminate prior to its scheduled expiration date in the event of Mr. McNulty’s death or disability.

The employment agreement also includes a 2 year non-competition, non-solicitation and confidentiality covenants on terms identical to his former employment agreement with us, except that if Mr. McNulty’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Dr. Raphael Mannino, Ph.D., Executive Vice President and Chief Scientific Officer—On September 1, 2002, Dr. Mannino executed an employment agreement with us at an annual salary of $210,000. In 2006, this agreement expired. On February 22, 2007, we entered into a new employment agreement with Dr. Mannino calling for a base salary of $218,400.

Dr. Mannino’s employment agreement, dated February 22, 2007, is for a term of one year ending on February 22, 2008 and is subject at the end of that term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. Under the terms the agreement, Dr. Mannino will receive base salary of $218,400 per year and a target bonus of up to 50% of his base salary.

We may terminate Dr. Mannino’s employment agreement without cause and Dr. Mannino may resign upon 30 days advance written notice to the other party. We may immediately terminate Dr. Mannino’s employment agreement for Good Cause (as defined in the employment agreement). Upon the termination of Dr. Mannino’s employment for any reason, Dr. Mannino will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Mannino is terminated during the term of the his employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Mannino terminates his employment for Good Reason (as defined in the employment agreement), Dr. Mannino is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Mannino will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, the employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Mannino’s death or disability.

The employment agreement also includes a 2 year non-competition, non-solicitation and confidentiality covenants on terms identical to his former employment agreement with us, except that if Dr. Mannino’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

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Outstanding equity awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers, as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Mark A. Sirgo, Pharm.D.	30,000	—	—		$2.01	7/24/2018	—	—	—	—
	—	—	40,985	(1)	$2.01	7/24/2018	—	—	—	—
	—	—	48,448	(2)	$2.85	1/31/2018	—	—	—	—
	20,000	—	—		$4.13	7/25/2017	—	—	—	—
	144,667	—	289,333	(3)	$6.63	4/13/2017	—	—	—	—
	30,594	—	15,297	(4)	$2.42	1/26/2017	—	—	—	—
	11,820	—	5,910	(5)	$2.05	7/27/2016	—	—	—	—
	49,000	—	—		$3.03	12/1/2015	—	—	—	—
	20,000	—	—		$2.94	8/22/2015	—	—	—	—
	8,929	—	—		$2.94	7/28/2015	—	—	—	—
	5,147	—	—		$3.40	10/21/2014	—	—	—	—

Andrew L. Finn, Pharm.D.	—	—	33,231	(1)	$2.01	7/24/2018	—	—	—	—
	—	—	39,282	(2)	$2.85	1/31/2018	—	—	—	—
	33,334	—	66,666	(3)	$6.63	4/13/2017
	24,804	—	12,405	(4)	$2.42	1/26/2017	—	—	—	—
	5,402	—	5,201	(5)	$2.05	7/27/2016
	49,000	—	—		$3.03	12/1/2015	—	—	—	—
	8,929	—	—		$2.94	7/28/2015	—	—	—	—
	5,147	—	—		$3.40	10/21/2014	—	—	—	—

James A. McNulty	—	—	18,277	(1)	$2.01	7/24/2018	—	—	—	—
	—	—	32,408	(2)	$2.85	1/31/2018	—	—	—	—
	33,334	—	66,666	(3)	$6.63	4/13/2017	—	—	—	—
	22,738	—	11,371	(4)	$2.42	1/26/2017	—	—	—	—
	10,402	—	5,201	(5)	$2.05	7/27/2016
	10,000	—	—		$3.03	12/1/2015	—	—	—	—
	26,189	—	—		$2.94	7/28/2015
	3,235	—	—		$3.40	10/21/2014	—	—	—	—
	18,616	—	—		$3.83	8/14/2013	—	—	—	—

Raphael J Mannino, Ph.D.	—	—	19,765	(1)	$2.01	7/24/2018	—	—	—	—
	—	—	14,299	(2)	$2.85	1/31/2018	—	—	—	—
	20,000	—	—		$4.13	7/25/2017	—	—	—	—
	21,704	—	10,854	(4)	$2.42	1/26/2017	—	—	—	—
	9,929	—	4,965	(5)	$2.05	7/27/2016
	20,000	—	—		$2.05	7/27/2016	—	—	—	—
	20,000	—	—		$2.94	8/22/2015	—	—	—	—
	10,714	—	—		$2.94	7/28/2015	—	—	—	—
	6,176	—	—		$3.40	10/21/2014	—	—	—	—
	20,000	—	—		$2.29	7/29/2014	—	—	—	—
	31,449	—	—		$3.83	8/14/2013	—	—	—	—
	20,000	—	—		$3.83	8/14/2013	—	—	—	—

(1)	Of the unvested stock options, one third of the unvested stock options will vest on July 24, 2009, another third will vest on July 24, 2010 and the remaining third will vest on July 24, 2011.
(2)	Of the unvested stock options, one third of the unvested stock options will vest on January 31, 2009, another third will vest on January 31, 2010 and the remaining third will vest on January 31, 2011.
(3)	Of the unvested stock options, half of the unvested stock options will vest on April 13, 2009 and another half will vest on April 13, 2010.
(4)	These unvested stock options will vest on January 26, 2009.
(5)	These unvested stock options will vest on July 27, 2009.

Outstanding Equity Awards Narrative Disclosure

Amended and Restated 2001 Incentive Plan

The purpose of the our Amended and Restated 2001 Incentive Plan is: (i) to align our interests and recipients of options under the plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of its business, operations and affairs. The Compensation Committee of our Board of Directors administers the Plan, selects the persons to whom options are granted and fixes the terms of such options.

Under our original Plan, we reserved 572,082 shares for issuance. The Plan was approved by our stockholders at our 2001 annual meeting. Our Board of Directors subsequently voted to amend the Plan to increase it to 1,100,000 shares, and later, through an amendment and restatement of the 2001 Incentive Plan, to 2,100,000 shares, which amendment and restatement was approved by our stockholders at the 2003 Annual Meeting in August 2003, and through subsequent amendment in July 2006 to increase the Plan to 3,500,000 shares. Options to purchase 3,503,467 shares of Common Stock are outstanding as of December 31, 2008 under the Plan.

All options were issued under our Plan. Options may be awarded during the ten-year term of the Plan to our employees (including employees who are directors), consultants who are not employees and our other affiliates. Our Plan provides for the grant of options that qualify as incentive stock options, or Incentive Stock Options, under Section 422A of the Internal Revenue Code of 1986, as amended, and options which are not Incentive Stock Options, or Non-Statutory Stock Options, as well as restricted stock and other awards. Only our employees or employees of our subsidiaries may be granted Incentive Stock Options. Our affiliates or consultants or others as may be permitted by our Board of Directors, may be granted Non-Statutory Stock Options.

Directors are eligible to participate in our Plan. The Plan provides for an initial grant of an option to purchase up to 30,000 shares of Common Stock to each director upon first joining our Board of Directors and subsequent grants of options to purchase 30,000 shares upon each anniversary of such director’s appointment and an additional 15,000 option grant for serving as Lead Director. Additionally, directors will be granted 15,000 options for each committee chairmanship and 7,500 options for each committee membership. Such options are granted at an exercise price equal to the fair market value of the Common Stock on the grant date and immediately vest.

Options and warrants to purchase 9,352,232 shares of our Common Stock at prices ranging from $0.001 to $6.63 are outstanding at December 31, 2008. None of our options have been granted at less than the fair market value at the time of grant. Options issued during 2008 to employees and directors totaled 982,561 shares, at exercise prices ranging from $2.01 and $2.93. In addition, during 2007, we issued warrants to purchase 833,871 shares of Common Stock at an exercise price of $5.00 to Laurus Master Fund Ltd. related to the principal note payment deferral. We issued warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $3.80 to CDC IV, LLC in conjunction with a license agreement with them. And finally we issued warrants to purchase 475,000 shares of Common Stock at an exercise price of $5.55 to HCG II in conjunction with the termination of a royalty option agreement.

On November 19, 2008, under delegated authority from the Compensation Committee of our Board of Directors, the Chairman of the Compensation Committee approved an amendment to our Plan to provide that all options outstanding immediately prior to a “Change in Control” of our company (as defined in the plan amendment) shall immediately become fully vested and exercisable.

Compensation of Directors Summary Table

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Francis E. O’Donnell, Jr. (1)	0	0	0	$38,145	0	0	$38,145
William B. Stone (2)	$7,000	0	0	$76,290	0	0	$83,290
John J. Shea (3)	$8,000	0	0	$61,032	0	0	$69,032
William S. Poole (4)	$7,000	0	0	$61,032	0	0	$68,032

(1)	As of December 31, 2008, the outstanding stock options held by Dr. O’Donnell total 182,500, all of which have vested.
(2)	As of December 31, 2008, the outstanding stock options held by Mr. Stone total 280,000, all of which have vested.
(3)	As of December 31, 2008, the outstanding stock options held by Mr. Shea total 208,700, all of which have vested.
(4)	As of December 31, 2008, the outstanding stock options held by Mr. Poole total 170,000, all of which have vested.

Narrative to Director Compensation

As compensation for their duties, directors receive $1,000 for appearing in person at a Board of Directors meeting. Compensation also includes 30,000 options to purchase Common Stock for each year served as a director and an additional 15,000 options to purchase Common Stock per year for serving as Lead Director. Additionally, each director is granted 7,500 options to purchase Common Stock per year for serving on a committee of the Board of Directors and an additional 7,500 options to purchase Common Stock per year for serving as chairman of a committee of the Board of Directors. Dr. O’Donnell declined cash compensation due to him for serving as Chairman of the Board of Directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF FRANCIS E. O’DONNELL, JR., M.D TO SERVE IN CLASS I ON THE COMPANY’S BOARD OF DIRECTORS, TO HOLD OFFICE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED OR UNTIL HIS EARLIER RESIGNATION OR REMOVAL.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2009

On January 22, 2009, the Audit Committee of the Board of Directors appointed the firm of Cherry, Bekaert & Holland, L.L.P (“CBH”) to serve as the Company’s independent auditor for the Company’s fiscal year ended December 31, 2009.

The independent accountant’s report of CBH on the Company’s consolidated financial statements for the year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that substantial doubt was raised as to the Company’s ability to continue as a going concern.

Audit Fees. The aggregate fees billed by AP for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2008 and 2007 and the review of the financial statements included in our Forms 10-Q totaled $155,745 and $179,172, respectively. The above amounts include interim procedures as audit fees as well as attendance at audit committee meetings.

Audit-Related Fees. The aggregate fees billed by CBH for audit-related fees for the years ended December 31, 2008 and 2007 were $11,539 and $18,725, respectively.

Tax Fees. The aggregate fees billed by CBH for professional services rendered for tax compliance, for the years ended December 31, 2008 and 2007 were $58,501 and $18,725, respectively.

All Other Fees. The aggregate fees billed by AP for products and services, other than the services described in the paragraphs captions “Audit Fees”, and “Tax Fees” above for the years ended December 31, 2008 and 2007 totaled zero for both years.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

On June 5, 2008, Aidman, Piser & Company, P.A. (“Aidman Piser”) resigned as our independent registered public accounting firm. Effective May 1, 2008 Aidman Piser’s practice was acquired by CBH in a transaction pursuant to which Aidman Piser merged its operations into CBH and certain of the professional staff and partners of Aidman Piser joined CBH either as employees or partners of CBH and will continue to practice as members of CBH. On June 5, 2008, and concurrently with the resignation of Aidman Piser, we, through and with the approval of the Audit Committee of our Board of Directors, engaged CBH as its independent registered public accounting firm.

Prior to engaging CBH, we did not consult with CBH regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBH on our financial statements, and CBH did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of CBH regarding our financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that substantial doubt was raised as to the Company’s ability to continue as a going concern. During the year ended December 31, 2008, there were no disagreements with CBH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CBH, would have caused it to make reference to such disagreement in its reports.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by

CBH in 2008. Consistent with the Audit Committee’s responsibility for engaging our independent auditor, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by CBH.

A representative of CBH is expected to attend the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF CHERRY BEKAERT & HOLLAND, L.L.P. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company’s Board of Directors.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 20,592,812 shares of Common Stock outstanding. As of the Record Date, no shares of Company preferred stock were issued or outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

The Company’s Board of Directors knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth, as of June 17, 2009, by: (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of Common Stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of Common Stock set forth opposite such person’s name, except as otherwise indicated. Unless otherwise indicated, the address for each person listed below is in care of BioDelivery Sciences International, Inc., 801 Corporate Center Drive, Suite #210, Raleigh, North Carolina 27607.

Name of Beneficial Owner	Number of Shares of Common Stock Owned (1)	Percentage of Class as of June 17, 2009
Hopkins Capital Group II, LLC (2)	3,717,052	17.83%
Francis E. O’Donnell, Jr., M.D. (3)	4,061,817	19.32%
The Francis E. O’Donnell, Jr. Irrevocable Trust #1 (4)	4,003,302	19.10%
CDC IV, LLC (5)	3,900,120	16.89%
Laurus Master Fund. Ltd. (6)	1,027,581	4.99%
Mark A. Sirgo, Pharm.D. (7)	1,280,355	6.08%
Andrew L. Finn, Pharm.D. (8)	943,062	4.54%
Raphael J. Mannino, Ph.D. (9)	413,166	1.99%
James A. McNulty (10)	226,881	1.09%
William B. Stone (11)	315,000	1.51%
John J. Shea (12)	191,191	*
William S. Poole (13)	118,190	*
All Directors and Officers as a group (8 persons)	7,549,662	33.36%

*	Less than 1%
(1)	Based on 20,592,812 shares of Common Stock outstanding as of June 17, 2009.
(2)

Includes 400,402 shares of our Common Stock which were converted from Series B Convertible Preferred Stock in January 2007. Includes a warrant held in the name of Hopkins Capital Group II, LLC to purchase 251,562 shares of our Common Stock with an exercise price of $5.55, which warrant was acquired September 2007.

(3)

Dr. O’Donnell is our Chairman of the Board and a Director. Includes the shares and warrant owned by Hopkins Capital Group II, LLC (see Note 2). Excludes 167,000 shares owned by The Francis E. O’Donnell, Jr. Irrevocable Trust #1, of which Dr. O’Donnell’s sister, Kathleen O’Donnell, is trustee, and as to which Dr. O’Donnell disclaims beneficial interest (see Note 4). The remaining 4,576 shares of Common Stock are owned by Dr. O’Donnell’s sister. In addition, this number includes 157,689 shares owned personally by Dr. O’Donnell and options to purchase 182,500 shares of our Common Stock, all of which is currently exercisable. Dr. O’Donnell’s address is 865 Longboat Club Road, Longboat Key, FL 34228.

(4)

Includes the shares and warrant owned by Hopkins Capital Group II, LLC (see Note 3). Also includes a warrant held in the name of the Francis E. O’Donnell, Jr. Irrevocable Trust #1 to purchase 182,500 shares of our Common Stock with an exercise price of $5.55, which warrant was assigned to the Trust from Hopkins Capital Group II, LLC in June 2009. The remaining 167,500 shares of Common Stock are held directly by this trust.

(5)

Includes 1,395,000 shares of Common Stock owned by CDC, IV, LLC (“CDC IV”) and includes 2,505,120 warrants to purchase shares of our Common Stock. Based on a Form 4 filed with the SEC on June 17, 2009, Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of Common Stock owned by CDC IV. Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). Based on a Form 4 filed with the SEC on June 17, 2009, on June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of our company owned by CDC IV. The address for CDC IV, LLC is 47 Hullfish Street, Suite 310, Princeton, NJ 08542.

(6)

Up to a maximum potential of 1,116,871 shares of Common Stock are issuable upon exercise, as the case may be, of warrants with Laurus. However, the terms of the warrants issued by us to Laurus provide that Laurus is not entitled to receive shares upon exercise of the warrants, if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% or 9.99% (depending on the warrant) of the outstanding shares of our Common Stock on the date of issuance of such shares (such provision may be waived by Laurus upon 75 days prior written notice to us or without notice upon an event of default). Laurus’ address is 335 Madison Avenue, 10th Floor, New York, NY 10017.

(7)

Includes 808,175 shares owned by Dr. Sirgo, our President and Chief Executive Officer. Includes options to purchase 472,180 shares of Common Stock, all of which are currently exercisable. Excludes options to purchase 313,463 shares of common stock which are not currently exercisable, of which 180,160 options have been previously granted subject to stockholder approval. Dr. Sirgo’s address is 1203 Clematis Street, Knightdale, NC 27545.

(8)

Dr. Finn is our Executive Vice President of Clinical Development and Regulatory Affairs. Includes 752,413 shares owned by Dr. Finn. Includes options to purchase 190,649 shares of Common Stock, all of which are currently exercisable. Excludes options to purchase 89,114 shares of common stock which are not currently exercisable, of which 40,670 options have been previously granted subject to stockholder approval. Dr. Finn’s address is 3104 Raymond Street, Raleigh, NC 27607.

(9)

Dr. Mannino is our Executive Vice President, Chief Scientific Officer and was a Director from October 2001 to June 2008. Includes 212,609 shares owned by Dr. Mannino. Includes options to purchase 200,557 shares of our Common Stock, all of which are currently exercisable. Excludes options to purchase 35,984 shares of common stock which are not currently exercisable, of which 30,039 options have been previously granted subject to stockholder approval. Dr. Mannino’s address is 518 Lannon Lane, Glen Gardner, NJ 08826.

(10)

Mr. McNulty is our Chief Financial Officer, Secretary and Treasurer. Includes 41,659 shares owned by Mr. McNulty. Includes options to purchase 185,222 shares of our Common Stock, all of which are currently exercisable. Includes 2,288 shares owned by his wife, as to which he disclaims beneficial interest of. Excludes options to purchase 179,397 shares of common stock which are not currently exercisable, of which 130,552 options have been previously granted subject to stockholder approval. Mr. McNulty’s address is 4419 W. Sevilla Street, Tampa, FL 33629.

(11)

Mr. Stone is a Director. Includes 35,000 shares owned and options to purchase 280,000 shares of our Common Stock, all of which are currently exercisable. Mr. Stone’s address is 11120 Geyer Downs Lane, Frontenac, MO 63131.

(12)

Mr. Shea is a Director. Includes 26,300 shares owned and options to purchase 164,891 shares of our Common Stock, all of which are currently exercisable. Excludes 43,809 options previously granted subject to stockholder approval. Mr. Shea’s address is 290 Wax Myrtle Trail, Southern Shores, NC 27949.

(13)

Mr. Poole is a Director. Includes 8,190 shares owned and options to purchase 110,000 shares of our Common Stock, all of which are currently exercisable. Excludes 60,000 options previously granted subject to stockholder approval. Mr. Poole’s address is 7813 Hardwick Drive, Raleigh, NC 27615.

Certain Relationships and Related Transactions

As of December 31, 2001, our Board of Directors appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions. The audit committee and/or our independent directors independently reviewed, ratified and/or approved, as the case may be, the agreements described below.

From time to time, after compliance with our internal policies and procedures, we have entered into related party contracts, some of which were amended subsequently in accordance with the same policies and procedures. The following is a listing of our related party transactions:

CDC

On July 14, 2005, we entered into a Clinical Development and Licensing Agreement relating to the clinical development of our lead product ONSOLIS™ (the “CDLA”) with the predecessor of CDC IV, LLC, a significant stockholder of our Company (“CDC”). On February 16, 2006, we announced that, as a result of our achievement of certain milestones called for under our CDC agreement, CDC made its initial $2 million payment to us. On May 16, 2006, we issued CDC 2 million shares of our Common Stock in return for accelerating the funding of the $4.2 million balance of $7 million of aggregate commitment under the CDLA and for eliminating the then required $7 million milestone repayment to CDC upon the approval by the FDA of our lead product ONSOLIS™.

Under the CDLA, CDC is entitled to receive a royalty based on net sales of ONSOLIS™ (including minimum royalties). In addition, we granted CDC a warrant exercisable for up to 500,000 shares of our Common Stock at an exercise price of $3.50 per share. As a result of the anti-dilution provisions of the CDC warrant and the pricing of our October 2005 public offering, the conversion price of the CDC warrant is now $2.91. We also issued to CDC a warrant to purchase 904,000 shares of our Common Stock in connection with the May 2006 amendment to the CDLA. Such warrant is exercisable at $3.00 per share. All of the shares of Common Stock issued to CDC (as well as the shares underlying CDC’s warrants) as described above have been registered with the SEC.

Upon execution of the CDLA, all information and intellectual property rights concerning ONSOLIS™ were exclusively licensed to CDC for a limited purpose and limited duration. The license terminates on FDA approval of ONSOLIS™. CDC granted us in return an exclusive license to utilize all such information and rights prior to FDA approval of ONSOLIS™. Under the CDLA, CDC owns all data generated in the course of the product development supported by its funds, provided that we shall have an exclusive license to use such data for purposes of our development and commercialization of ONSOLIS™.

Royalties under the CDLA are subject to upward adjustments: (i) for delays in obtaining regulatory approval for ONSOLIS™, (ii) for the market entry of certain defined competing products in the United States prior to the first commercial sale of ONSOLIS™, or (iii) if the average selling price of ONSOLIS™ is less than that of certain defined competing products. In the event we do not diligently pursue the development and regulatory approval of ONSOLIS™ or if we encounter certain specified negative circumstances regarding the development of ONSOLIS™, CDC has the right to pursue development and commercialization of ONSOLIS™ pursuant to an exclusive, world-wide, royalty-free license, which includes the right to sublicense, and the assignment of our ONSOLIS™ assets to CDC, provided that, under certain conditions, we may, despite such negative circumstances, retain our rights to ONSOLIS™ and continue pursuing its development and/or commercialization itself subject to the reimbursement of all funding provided by CDC and payment of all royalties due, pro rated based on the amount of funding provided by CDC, under the development agreement.

The warrant issued to CDC in July 2005 is currently exercisable at $2.91. The warrant expires after the earlier of: (i) 5:00 p.m. Eastern Time on the second anniversary of the approval by the FDA of the first NDA relating to ONSOLIS™, (ii) the closing of a sale of all or substantially all of our assets or the acquisition of our company by another entity by means of merger or other transaction as a result of which our stockholders immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition, or (iii) any liquidation or winding up of our company.

Pursuant to the CDLA, and concurrently with the timing of CDC’s initial $2.0 million payment to us in February 2006, we entered into a security agreement granting CDC a security interest in assets related to ONSOLIS™. The formal security interest terminates at the time of FDA approval of ONSOLIS™. Until such NDA approval, CDC retains the right to reclaim our ONSOLIS™-related assets in the event of a default under the CDLA. Events of default include: (i) failure to pay royalties, (ii) acceleration of a debt in excess of $1.0 million and our failure to pay such debt, (iii) judgment of $500,000 and our failure to satisfy such judgments, or (iv) our insolvency, among other things.

On September 5, 2007, in connection with CDC’s consent to our U.S. licensing transaction with Meda AB relating to ONSOLIS™, we and CDC entered into a second Dispute Resolution Agreement (“DRA II”) pursuant to which we and CDC agreed to waive and dismiss with prejudice all current disputes between us and CDC concerning each of the CDLA and a securities purchase agreement that we previously entered into the CDC, which disputes had commenced during 2006. As a condition to CDC’s entrance into DRA II and its consent to the Meda U.S. licensing transaction, we and CDC entered into a Royalty Purchase and Amendment Agreement, dated September 5, 2007 (the “RPAA”) pursuant to which: (i) ROFN as set forth in the Stipulation was amended to covert such right into a right of first refusal on our financings (the “ROFR”) and (ii) we granted CDC a 1% royalty on sales of the next BEMA™ product, including an active pharmaceutical ingredient other than fentanyl, to receive FDA approval (the “Next BEMA Product”).

Pursuant to the ROFR, if we desire to enter into a transaction with any third party to offer and sell our debt and/or equity securities for cash other than in connection with: (i) a bona fide commercial partnering transaction relating to ONSOLIS™ product or (ii) any debt financing from a federal or state accredited bank, provided the annualized interest rate thereunder will not exceed 18% (a “Financing Transaction”), we shall first provide CDC a written notice containing all of the terms and conditions pursuant to which we would enter the Financing Transaction (the “Definitive Terms”). For a period of ten (10) days following CDC’s receipt of the Definitive Terms (the “Acceptance Period”), CDC shall have the right, but not the obligation (the “Acceptance Right”), to elect in writing to engage in the Financing Transaction on the Definitive Terms. If, during the Acceptance Period, CDC elects to exercise its Acceptance Right, we and CDC agree to then exclusively negotiate definitive documentation relating to the Financing Transaction for a period not to exceed thirty (30) days from the date of CDC’s exercise of its Acceptance Right. The definitive documentation shall be based upon, and shall be consistent in all material respects with, the Definitive Terms, without modification. If, during the Acceptance Period, CDC does not elect to exercise its Acceptance Right, or, in the event the Acceptance Right is exercised but a closing of the Financing Transaction does not occur within the thirty (30) day period referred to above, then we shall have sixty (60) days in which to consummate a Financing Transaction with any third party with no further action or approval required by the CDC; provided, however, that the terms and conditions of such transaction shall be not less favorable to us than the terms and conditions set forth in the Definitive Terms.

The ROFR will cease at any time we maintain a volume weighted average stock price of $9.00 per share (as adjusted for stock splits, reverse stock splits, stock dividends and such similar transactions) for ten (10) trading days during any twenty (20) consecutive trading day period.

In connection with the 1% royalty grant: (i) CDC shall have the option to exchange its royalty rights to the Next BEMA Product in favor of royalty rights to a substitute BEMATM product, (ii) we shall have the right, no earlier than six (6) months prior to the initial commercial launch of the Next BEMA Product, to propose in writing and negotiate the key terms pursuant to which it would repurchase the royalty from CDC, (iii) CDC’s right to the royalty shall immediately terminate at any time if annual net sales of the Next BEMA Product equal less than $7.5 million in any calendar year following the third (3rd) anniversary of initial launch of the product and CDC receives $18,750 in three (3) consecutive quarters as payment for CDC’s 1% royalty during such calendar year and (iv) CDC shall have certain information rights with respect to the Next BEMA Product. The amount of royalties which we may be required to pay (including estimates of the minimum royalties) is not presently determinable because product sales estimates cannot be reasonably determined and the regulatory approvals of the product for sale is not possible to predict. As such, we expect to record such royalties, if any, as cost of sales.

HCG II, Accentia and affiliates

We also have several business relationships with Accentia Biopharmaceuticals, Inc. (“Accentia”) and its affiliates. Hopkins Capital Group II, LLC (“HCG II”), which is controlled by Dr. Francis E. O’Donnell, Jr., our Chairman of the Board and a director (who is a Class I Director nominated for election at the Meeting) and which owns a significant percentage of our Common Stock as of the date of this Report, is a significant stockholder of Accentia. In addition, Dr. O’Donnell is also the Chairman and CEO of Accentia. In addition, William S. Poole, a director of our company, is also a director of Accentia and Dr. Raphael Mannino, our Chief Scientific Officer, is a member of the board of directors of Biovest International, Inc. (Pink Sheets:BVTI.PK), a subsidiary of Accentia. Also, James A. McNulty, our Secretary, Treasurer and CFO, is also Secretary and Treasurer of Accentia and Chief Financial Officer of HCG II.

On November 10, 2008, Accentia and its subsidiaries, including Biovest International, Inc. filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code. As such, readers are advised that projects which we are working on with Accentia may not progress in the future and that we may not receive royalty payments which we are due from Accentia.

Amphotericin B License. On April 12, 2004, we licensed a topical formulation of our encochleated Amphotericin B to Accentia. Accentia is commercializing technology licensed from the Mayo Foundation for Medical Education and Research for the treatment of chronic rhinosinusitis, or CRS, and asthma on a worldwide basis. Under our license agreement with Accentia as originally entered into, Accentia was to pay us a running royalty of 12-14% on net sales in the U.S. of its CRS products and other products in the designated field. On September 8, 2004, we entered into a definitive Asset Purchase Agreement with Accentia pursuant to which we sold to Accentia an asset consisting of a royalty revenue stream in consideration of a one-time, irrevocable cash payment of $2.5 million. The royalty revenue stream sold was a fifty percent (50%) interest in the future royalties earnable by us on sales by Accentia for products utilizing our topical formulation of our encochleated Amphotericin B for the treatment of CRS, thus effectively reducing our royalty on the sales of such CRS products by 50%. We agreed with Accentia, however, that the future royalty stream sold shall not include royalty payments that are payable by Accentia based on the sale of encochleated products exclusively intended to treat asthma, and the rights to such royalty payments, as originally set forth in the license agreement, shall remain with us. The license agreement was amended with three separate letter amendments in March, April and June 2005, respectively, to make certain clarifications. Accentia is responsible for all expenses related to the development of an encochleated BioNasal® Amphotericin B for the indication of CRS and asthma on a worldwide basis, including expenses associated with, and the actual provision of, supplies, the submission of an Investigational New Drug Application, or IND, and clinical trials. We shall retain world-wide rights to the oral and intravenous formulations of encochleated Amphotericin B.

Arius/TEAMM Distribution Agreement. On March 17, 2004, Arius granted exclusive marketing and sales rights in the United States to TEAMM Pharmaceuticals, Inc. with respect to our Emezine™ product for the treatment of nausea and vomiting. TEAMM was renamed Accentia Pharmaceuticals, Inc. in 2007 and is a wholly-owned subsidiary of Accentia. As part of this agreement, TEAMM has agreed to pay for the development costs of Emezine™ We received development cost reimbursements of $1.0 million in 2004 from Accentia in connection with this agreement and an additional $300,000 in 2005 upon the acceptance of the Emezine™ NDA for filing. On December 17 2008, in conjunction with Reckitt’s termination of the Emezine®, the Arius TEAMM Distribution Agreement was terminated.

HCG II Loan. On April 2, 2007, we obtained a $1.0 million financing from HCG II in the form of an unsecured, non-interest bearing note, due June 30, 2007. The proceeds from this loan were used by us to make a required installment payment to QLT in connection with our August 2006 purchase of the non-U.S. rights to the BEMATM drug delivery technology from QLT. In connection with the loan made by HCG II, we granted HCG II the right, for a period of six months, to enter into a royalty purchase agreement with us. The consideration to be paid by HCG II upon exercise of the right, which can be demanded by us or HCG II in our respective discretion at any time before September 30, 2007, is $5.0 million in cash. On September 5, 2007, we entered into an agreement to terminate HCG II’s royalty purchase rights and, as consideration, we issued a warrant to HCG II to purchase 475,000 shares of our Common Stock at $5.55 per share (the closing price on April 2, 2007). On September 14, 2007, we paid the note in full to HCG II.

During 2001, we entered into agreements with RetinaPharma, Inc. (now called RetinaPharma Technologies, Inc.) and Tatton Technologies, LLC (now a part of RetinaPharma). Both are biotechnology companies which are developing nutraceutical neuroprotective therapies for treating neurodegenerative disease such as macular degeneration and Parkinson’s disease. We are entitled to 10% of all net revenue from the sale for the authorized use of our technology incorporated into the proposed products with potential application to various neurodegenerative diseases. The planned RetinaPharma products are in early stage development and no sales of such products or royalty revenue therefrom is anticipated in the foreseeable future. We are also entitled to 10% of all net revenue from the sale for the authorized use of our technology incorporated into RetinaPharma’s proposed product with potential application to various neurodegenerative diseases. This latter product (which was transferred to RetinaPharma in its merger with Tatton Technologies, LLC) is in its early stage of development and no sales of such product or royalty revenue therefrom is anticipated in the foreseeable future. HCG II, one of our significant stockholders, and Dr. Francis E. O’Donnell, Jr., our Chairman of the Board and a director, are affiliated as stockholders and a director of RetinaPharma Technologies, Inc. Dr. O’Donnell is the managing director of HCG II.

We have also entered into an agreement with Biotech Specialty Partners, LLC, or BSP, an emerging alliance of early stage biotechnology and specialty pharmaceutical companies. BSP to date has not distributed any pharmaceutical products. Under this agreement, BSP will serve as a nonexclusive distributor of our Bioral™ drugs in consideration of a ten (10%) percent discount to the wholesale price, which our Board of Directors has determined to be commercially reasonable. BSP has waived its rights under this agreement with respect to Arius’ products. Hopkins Capital Group, which is affiliated with Dr. Francis E. O’Donnell, Jr., our Chairman of the Board and a director, are affiliated as stockholders, and a member of the management, of BSP.

Other

On July 19, 2002, we issued Ellenoff Grossman & Schole LLP, our outside legal counsel, 25,000 options to purchase shares of our Common Stock at $7.00 per share. On December 30, 2003, we issued Ellenoff Grossman & Schole LLP 19,607 options to purchase shares of our Common Stock at $2.55 per share. In 2004, we issued Ellenoff Grossman & Schole LLP 44,509 shares of our Common Stock as compensation for services rendered. Ellenoff Grossman & Schole LLP is also counsel to our subsidiary, Bioral Nutrient Delivery, LLC. During 2003, Bioral Nutrient Delivery, LLC issued 37,500 Class B Shares of BND to Ellenoff Grossman & Schole LLP. These Class B Shares were issued at the inception of Bioral Nutrient Delivery, LLC at nominal value.

As a matter of corporate governance policy, we have not and will not make loans to officers or loan guarantees available to “promoters” as that term is commonly understood by the SEC and state securities authorities.

We believe that the terms of the above transactions with affiliates were as favorable to us or our affiliates as those generally available from unaffiliated third parities. At the time of certain of the above referenced transactions, we did not have sufficient disinterested directors to ratify or approve the transactions; however, the present Board of Directors includes three independent directors which constitute a majority as required by NASDAQ Stock Market rules. We believe that William B. Stone, John J. Shea and William S. Poole qualify as independent directors for NASDAQ Stock Market purposes.

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Deadline for Submission of Stockholder Proposals for 2010 Annual Meeting of Stockholders

Stockholders may present proposals for inclusion in the Proxy Statement for the 2010 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2009 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: James A. McNulty. Mr. McNulty will present a summary of all stockholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s 2008 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Such Report constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934. Such Report includes the Company’s audited financial statements for the 2007 fiscal year and certain other financial information, which is incorporated by reference herein.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov.

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact James McNulty, Chief Financial Officer of the Company, at (813) 864-2562.

ANNEX A

AMENDMENT NO. 3

TO

BIODELIVERY SCIENCES INTERNATIONAL, INC.

AMENDED AND RESTATED 2001 INCENTIVE PLAN

Pursuant to Section 9 of the Amended and Restated 2001 Stock Plan (as amended July 27, 2006 and November 19, 2008, the “Plan”) of BioDelivery Sciences International, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 3 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

Section 4.1 of Plan is hereby amended to read in its entirety as follows:

“4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be SIX MILLION (6,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares, or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option or Restricted Share Agreement subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.”

All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 3 was considered, has duly approved this Amendment No. 3 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3 to the Plan is made effective this      day of                     , 2009.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

AMENDMENT TO AMENDED AND RESTATED 2001 INCENTIVE PLAN OF BIODELIVERY SCIENCES INTERNATIONAL, INC.

WHEREAS, BioDelivery Sciences International, Inc. (the “Company”) maintains the The BioDelivery Sciences International, Inc. Amended and Restated 2001 Incentive Plan (the “Plan”);

WHEREAS, the Plan provides for the grant of Options and other equity awards, including restricted stock unit awards and performance share unit awards;

WHEREAS, the Board of Directors of the Company (the “Board”) has heretofore delegated its authority to administer the Plan to the Compensation Committee of the Board (the “Committee”);

WHEREAS, pursuant to resolutions of the Committee, dated July 23, 2008, the Committee granted authority to the Chairman of the Committee (the “Chairman”) to investigate and implement an amendment to the Plan to provide for the treatment of these awards granted under the Plan after July 20, 2001 in the event of a Change in Control of the Company;

WHEREAS, the Chairman, in consultation with counsel, has reviewed and approved the amendment to the Plan set forth herein pursuant to the authority granted the Chairman by the Committee; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Plan;

NOW, THEREFORE, pursuant to resolutions of the Committee, dated July 23, 2008, and pursuant to the authority granted to the Chairman thereunder, the Plan shall be, and it hereby is, amended as follows:

1. Effect of Change in Control. Section 7.1 of the Plan is hereby deleted and replaced in its entirety with the following amended Section 7.1:

“7.1 EFFECT OF CHANGE IN CONTROL ON OPTIONS.

(a) Upon the occurrence of a Change in Control, each Option which is outstanding immediately prior to the Change in Control shall immediately become fully Vested and exercisable.

(b) Upon the occurrence of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “ACQUIRING CORPORATION”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options (as the same may be vested pursuant to Section 7.1(a) hereof) or substitute for such outstanding Options substantially equivalent options or rights for, or in relation to, the Acquiring Corporation’s stock, in each case without amending or modifying any material term of the applicable Options.”

3. Protection Period Following Change in Control. The following new Section 7.3 is hereby added to the Plan:

“7.3 PROTECTION PERIOD. Except to the extent required by applicable law, for the entirety of the period beginning on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control (the “PROTECTION PERIOD”), the material terms of the Plan shall not be modified in any manner that is materially adverse to the Participants (it being understood that this Section 7.3 shall not require that any specific type or levels of equity awards be granted to Participants following the Change in Control). During the Protection Period, the Plan may not be amended or modified to reduce or eliminate the protections set forth in this Section 7.3 and may not be terminated.”

4. Application. This Amendment shall apply to Option and other equity awards granted after July 20, 2001.

Date: November 19, 2008	/s/ WILLIAM S. POOLE
William S. Poole
Chairman, Compensation Committee

AMENDMENT NO. 1

TO

BIODELIVERY SCIENCES INTERNATIONAL, INC.

AMENDED AND RESTATED 2001 INCENTIVE PLAN

Pursuant to Section 9 of the Amended and Restated 2001 Stock Plan (the “Plan”) of BioDelivery Sciences International, Inc. (the “Company”) the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 1 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

Section 4.1 of Plan is hereby amended to read in its entirety as follows:

“4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Three Million Five Hundred Thousand (3,500,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares, or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option or Restricted Share Agreement subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.”

All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 1 was considered, has duly approved this Amendment No. 1 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 1 is made effective this 27th day of July, 2006.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ JAMES A. MCNULTY
Name:	James A. McNulty
Title:	Secretary, Treasurer and Chief Financial Officer

BIODELIVERY SCIENCES INTERNATIONAL, INC.

AMENDED AND RESTATED 2001 INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 ESTABLISHMENT. The BioDelivery Sciences International, Inc. (the “COMPANY”) Amended and Restated 2001 Incentive Plan (the “PLAN”) is hereby established effective as of July 20, 2001, by adoption of the Board, provided it is approved at the 2003 Annual Meeting of Stockholders of the Company. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.

1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by encouraging and facilitating the ownership of the Company’s common stock by persons performing services for the Participating Company Group in order to enhance the ability of the Company to attract, retain and reward such persons and motivate them to contribute to the growth and profitability of the Participating Company Group.

1.3 TERM OF PLAN. The Plan shall be effective from the date that the Plan is adopted by the Board of Directors of the Company and shall continue in effect thereafter until the earlier of (a) its termination by the Board, or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed, or (c) ten (10) years from its effective date. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2. DEFINITIONS AND CONSTRUCTION.

2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “AWARD” means any award or grant of Restricted Shares or Options under the Plan.

(b) “BENEFICIARY” means the person, persons, trust, or trusts entitled by will or by the laws of descent, to exercise a Participant’s Option or other rights under the Plan after the Participant’s death.

(c) “BOARD” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, the term “BOARD” also means such Committee(s).

(d) “CHANGE IN CONTROL” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “TRANSACTION”) wherein the stockholders of the Company, immediately before the Transaction, do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction involving the sale, exchange or transfer of all or substantially all of the Company’s assets, the corporation or other business entity to which the assets of the Company were transferred (the “TRANSFEREE”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(e) “CODE” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f) “COMMITTEE” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(g) “COMPANY” means BioDelivery Sciences International, Inc., a Delaware corporation, or any successor corporation thereto.

(h) “CONSULTANT” means a person engaged to provide consulting or advisory services (other than as an employee or a director) to a Participating Company.

(i) “DIRECTOR” means a member of the Board or of the board of directors of any other Participating Company.

(j) “DISABILITY” means the inability of the Participant to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant. The Determination of whether or not a Participant is disabled for purposes of this Plan shall be made by, and at the sole discretion of, the Committee.

(k) “EMPLOYEE” means any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a director nor payment of a director’s fee shall alone be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the sole exercise of its discretion, whether an individual has become, or has ceased to be, an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(l) “FAIR MARKET VALUE” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. If the Stock is not trading over a public exchange, the “fair market value” shall take into account the latest private transaction in which the Company sold stock to an informed and willing buyer, if any such transaction exists. If the Stock is listed for trading over a public market, “fair market value” of the Stock on a given day shall be the mean between the highest and lowest quoted selling prices, regular way, of the Stock on the NASDAQ or the exchange on which the Stock is listed, and if no trading occurs on such date, the mean between the highest and lowest prices on the nearest trading day before such date.

(m) “INCENTIVE STOCK OPTION” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(n) “NONQUALIFIED STOCK OPTION” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o) “OFFICER” means any person designated by the Board as an officer of the Company.

(p) “OPTION” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(q) “OPTION AGREEMENT” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions pertaining to the Option granted to the Optionee and to any shares of Stock acquired upon the exercise thereof.

(r) “OPTIONEE” means a Participant who has been awarded one or more Options.

(s) An “OWNERSHIP CHANGE EVENT” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(t) “PARENT CORPORATION” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u) “PARTICIPANT” means any employee, consultant or director to whom an Award has been made under the Plan.

(v) “PARTICIPATING COMPANY” means the Company or any Parent Corporation or Subsidiary Corporation.

(w) “PARTICIPATING COMPANY GROUP” means, at any point in time, all corporations collectively which are then Participating Companies.

(x) “RESTRICTED SHARES” means shares awarded pursuant to a “RESTRICTED SHARE AGREEMENT” between the Company and Participant setting forth the terms, conditions or restrictions applicable to an Award of shares of Stock under the Plan.

(y) “SERVICE” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an employee, a director or a consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Participant’s Option or Restricted Shares Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of service or upon the corporation for which the Participant performs services ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(z) “STOCK” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2. Such Stock may be unrestricted or, at the sole discretion of the Board, be made subject to restrictions relating to employment and transferability.

(aa) “SUBSIDIARY CORPORATION” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bb) “TEN PERCENT OWNER OPTIONEE” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(cc) “VEST” or “VESTING”, with respect to Options, means the date, event, or act prior to which an Award is not, in whole or in part, exercisable except at the sole discretion of the Board. With respect to Restricted Shares, “Vest” or “Vesting” shall mean the date, event, or act prior to which an Award is, in whole or in part, forfeitable.

2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option, Restricted Share, or other right awarded hereunder shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or in such Option or right.

3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of, or which is allocated to, the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion to:

(a) determine the persons to whom, and the time or times at which Awards shall be granted, the types of Awards to be granted, and the number of shares of Stock to be subject to each Award;

(b) determine the terms, conditions and restrictions applicable to Awards; approve one or more forms of Option, or Restricted Share Agreements;

(c) amend, modify, extend, cancel or renew any Option or waive any restrictions or conditions applicable to any Option or applicable to any shares of Stock awarded or acquired upon the exercise thereof;

(d) correct any defect, supply any omission, or reconcile any inconsistency in the and take such other actions with respect to the Plan as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4. SHARES SUBJECT TO PLAN.

4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two million one hundred thousand (2,100,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares, or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option or Restricted Share Agreement subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Share Issuance Limit set forth in Section 4.1, in the exercise price per share of any outstanding Options.

5. ELIGIBILITY AND LIMITATIONS.

5.1 PERSONS ELIGIBLE. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants”, and “Directors” shall include prospective Employees, prospective Consultants, and prospective Directors to whom Options and Restricted Shares may be awarded in connection with written offers of an employment or other service relationship with the Participating Company Group.

5.2 OPTION AWARD RESTRICTIONS. Any person who is not an Employee on the effective date of the Award of an Option to such person may be awarded only a Nonqualified Stock Option. An Incentive Stock Option awarded to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company.

5.3 FAIR MARKET VALUE LIMITATION. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were awarded, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock was awarded. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6. TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES.

6.1 AWARD AGREEMENTS. Options shall be evidenced by Option Agreements specifying the nature and number of shares of Stock covered thereby, and shall exist in such form as the Board shall from time to time establish. An Award of Restricted Shares shall be evidenced by a Restricted Share Agreement specifying the number of shares issued and the restrictions thereon, and shall exist in such form as the Board shall, from time to time, approve. Such Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions herein.

6.2 OPTION VESTING AND EXERCISE PRICE. Each Option Agreement shall include a vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. Each Option Agreement shall also convey the exercise price for each Option or the means by which such price shall be established, with such exercise price or method of establishment being established in the discretion of the Board; provided, however, that: (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

6.3 EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that: (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option awarded to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, or (c) no Option awarded to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.

6.4 PAYMENT OF OPTION EXERCISE PRICE.

(a) FORMS OF CONSIDERATION AUTHORIZED. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law.

(b) LIMITATIONS ON FORMS OF CONSIDERATION.

(i) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a cashless exercise.

(ii) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.

6.5 TAX WITHHOLDING. Upon the exercise of an Option or upon the vesting of Restricted Shares, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Restricted Stock, Option, or the Stock acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Restricted Stock, Option, or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to any Agreement entered hereunder until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

6.6 STOCK RESTRICTIONS. Shares issued under the Plan shall be subject such conditions and restrictions as determined by the Board in its discretion at the time an Option or Restricted Share Award is made.

(a) [Intentionally Left Blank]

(b) SERVICE VESTING AND TRANSFERABILITY. The Company shall have the right, at the time of the Award, to place restrictions on Awards including upon shares issued upon the exercise of an Option.

(c) RESTRICTED SHARE AWARDS. Subject to and consistent with the provisions of this Plan, each Restricted Share shall be evidenced by a written Agreement setting forth the terms and conditions pertaining to such Award, including the number of shares awarded. Unless otherwise required by statute, Restricted Shares may be awarded with or without payment of consideration by the Participant. Each Restricted Share Agreement shall include a vesting schedule describing the date, event, or act upon which Restricted Shares shall vest, in whole or in part, with respect to all or a specified portion of the Shares covered by the Award. No Restricted Share not yet vested is assignable or transferable and any attempt at transfer or assignment of such Share, and any attempt by a creditor to attach such Share, shall be null and void. Until the date a Stock certificate is issued to a Participant, a Participant will have no rights as a stockholder of the Company. No adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such stock certificate is issued. Consistent with the provisions of this Plan, the Board may in its discretion modify, extend, or renew any Restricted Share Agreement, or accept cancellation of same in exchange for the granting of a new Award. The preceding not withstanding, no modification of a Restricted Share Agreement which is not vested shall, absent the consent of the Participant, alter or impair any rights or obligations with respect to such Agreement.

6.7 EFFECT OF TERMINATION OF SERVICE.

(a) RESTRICTED SHARES. If a Participant’s Service terminates for any reason other than as a result of a Change in Control, such Participant’s Restricted Shares which are not vested at the time of Service termination shall be forfeited. If a Participant’s service terminates because of a Change of Control and if an amount to be received by a Participant from this Plan would otherwise constitute a “parachute payment” as defined in section 280G(b)(2) of the Code, then any accelerated vesting due to a Change of Control or subsequent termination of the Participant’s Service shall be limited to the amount of vesting that permits the Participant to receive, after application of the excise tax imposed by section 4999 of the Code, the greater of: (1) A total parachute payment that equals 2.99 times the Participant’s base amount, as determined under section 280G of the Code; or (2) full vesting of all unvested Restricted Shares as of the date of the Participant’s termination of employment.

(b) OPTIONS. Subject to earlier termination of the Option as otherwise provided herein, and unless otherwise provided by the Board in an Award and set forth in the Agreement related thereto, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with the following provisions of this Section 6.7(b) and thereafter shall terminate:

(i) DISABILITY. If the Participant’s Service terminates because of the Disability of the Participant, an Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Agreement evidencing such Option (the “EXPIRATION DATE”).

(ii) DEATH. If the Participant’s Service terminates because of the death of the Participant, an Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option or Right by reason of the Participant’s death at any time prior to the Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) RETIREMENT OF DIRECTORS IN GOOD STANDING. If the Participant is a Director, and such Director’s Service terminates because of the retirement of such Director, and provided that such Director is at that time in good standing as determined by the Board, an Option, to the extent unexercised and exercisable on the date on which the Director’s Service terminated for such reason may be exercised by the Director (or the Director’s guardian or legal representative) at any time prior to the Expiration Date.

(iv) OTHER TERMINATION OF SERVICE. If the Participant’s Service terminates for any reason, except Disability or death, an Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in no event any later than the Expiration Date.

(c) RESERVATION OF RIGHTS. The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.8 TRANSFERABILITY OF OPTIONS. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its sole discretion, and as set forth in the Option Agreement evidencing such Option, a Nonqualified Stock Option shall be assignable or transferable.

7. CHANGE IN CONTROL.

7.1 EFFECT OF CHANGE IN CONTROL ON OPTIONS AND STOCK APPRECIATION RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “ACQUIRING CORPORATION”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and Stock Appreciation Rights or substitute for such outstanding Options and Rights substantially equivalent options or rights for, or in relation to, the Acquiring Corporation’s stock.

7.2 EFFECT OF CHANGE OF CONTROL ON RESTRICTED SHARE RIGHTS.

(a) Restricted Shares outstanding under the Plan at the time of a Change in Control shall automatically Vest in full immediately prior to the effective date of such Change in Control and will no longer be subject to forfeiture risk or to any repurchase right. However, Restricted Shares shall not vest on an accelerated basis as a result of a Change in Control if and to the extent:

(i) such Restricted Share Award, having been assumed by the successor corporation (or parent thereof), is replaced with shares of the capital stock of the successor corporation subject to substantially equivalent restrictions or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, and any repurchase rights of the Company with respect to any unvested Restricted Shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in effect; or

(ii) such Restricted Shares are to be replaced with a cash incentive program of the Company or any successor corporation which preserves the value existing on the unvested Restricted Shares at the time of the Change in Control and provides for subsequent payout in accordance with the same Vesting schedule applicable to those unvested Restricted Shares; or

(iii) the acceleration of such Restricted Share is subject to other limitations imposed by the Plan Administrator at the time of the Restricted Share grant.

(b) Should, in the course of a Change in Control, the actual holders of the Company’s outstanding Stock receive cash consideration in exchange for such Stock, the successor corporation may, in connection with the replacement of the outstanding Restricted Shares under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Stock in such Change in Control and subject to substantially equivalent restrictions as were in effect for the Restricted Shares immediately before the Change in Control.

(c) The foregoing notwithstanding, the Board shall have the discretion, exercisable either at the time the Restricted Shares are granted or at any time while the Restricted Shares remain unvested, to structure one or more Restricted Shares so that those Restricted Shares shall automatically accelerate and Vest in full upon the occurrence of a Change in Control. The Board shall also have full power and authority, exercisable either at the time the Restricted Shares are granted or at any time while the Restricted Shares remain unvested, to structure such Restricted Share so that the shares will automatically Vest on an accelerated basis should the Participant’s employment or service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the Restricted Shares do not otherwise Vest. In addition, the Plan Administrator may provide that one or more of the Company’s outstanding repurchase rights with respect to Restricted Shares held by the Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the Restricted Shares subject to those terminated rights shall accordingly Vest at that time.

(i) For purposes of this Section 8.2(c), an “INVOLUNTARY TERMINATION” shall mean the termination of the Participant’s service which occurs by reason of: (1) such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or (2) such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (3) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

(ii) “MISCONDUCT” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Participant or other person in the Company’s service.

8. PROVISION OF INFORMATION.

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Participant.

9. TERMINATION OR AMENDMENT OF PLAN.

The Plan shall terminate ten (10) years from its effective date. The Board may terminate or amend the Plan at any time. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board.

10. [Section 10 Intentionally Left Blank]

11. MISCELLANEOUS PROVISIONS.

11.1 NO RIGHTS OF STOCKHOLDER. Prior to the date on which an Option is exercised, neither the Participant, nor a Beneficiary or any other successor in interest will be, or will have any of the rights and privileges of, a stockholder with respect to any Stock issuable upon the exercise of such Option.

11.2 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained herein shall be deemed to give any person any right to employment by the Company or by a Participating Company, or to interfere with the right of the Company or a Participating Company to discharge any person at any time without regard to the effect that such discharge will have upon such person’s rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights a Participant may have against the Company or a Participating Company by reason of any employment or other agreement with the Company or a Participating Company.

11.3 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision or provisions did not exist.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby certifies that the foregoing sets forth the BioDelivery Sciences International, Inc. Amended and Restated 2001 Incentive Plan as duly adopted by the Board on January 31, 2003.

/S/ FRANCIS E. O’DONNELL, JR.
Francis E. O’Donnell, Jr. Chairman, President and Chief Executive Officer

Proxy

BioDelivery Sciences International, Inc.

801 Corporate Center Drive, Suite #210

Raleigh, North Carolina 27607

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MARK A. SIRGO AND JAMES A. MCNULTY, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF BIODELIVERY SCIENCES INTERNATIONAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE 18, 2009, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JULY 23, 2009, OR ANY ADJOURNMENT THEREOF.

1. To approve an amendment to the Company’s Amended and Restated 2001 Incentive Plan to increase the number of shares of Company common stock reserved for issuance under such plan from 3,500,000 to 6,000,000 (Proposal 1);

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2. To elect Francis E. O’Donnell, Jr., M.D. as a Class I Director, to hold office until the 2012 annual meeting of stockholders or his successor is elected and qualified or until his earlier resignation or removal.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry, Bekaert & Holland, L.L.P (as the successor to Aidman Piser & Company, P.A.’s practice as the result of the acquisition of such practice on May 1, 2008) as the Company’s independent auditors for the fiscal year ending December 31, 2009 (Proposal 3); and

4. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET - If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.voteproxy.com. You may also have access to the materials for the Meeting by visiting the website http://proxy.bdsinternational.com.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.